UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2023

THE J. M. SMUCKER COMPANY

(Exact name of registrant as specified in its charter)

Ohio	001-05111	34-0538550
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Strawberry Lane
Orrville, Ohio	44667-0280
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (330) 682-3000

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares, no par value	SJM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

On November 7, 2023, The J. M. Smucker Company, an Ohio Corporation (the “Company”), completed the previously announced acquisition of Hostess Brands, Inc., a Delaware corporation (“Hostess Brands”), pursuant to the Agreement and Plan of Merger, dated as of September 10, 2023 (the “Merger Agreement”), by and among the Company, Hostess Brands, and SSF Holdings, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Purchaser”).

As previously disclosed, pursuant to the Merger Agreement, Purchaser commenced an exchange offer (the “Offer”) to purchase all issued and outstanding shares of Class A common stock of Hostess Brands, par value $0.0001 per share (the “Hostess Brands Common Stock”) for (a) $30.00 in cash and (b) 0.03002 common shares, no par value per share, of the Company, plus cash in lieu of fractional shares, in each case, without interest and net of any withholding of taxes (the “Offer Consideration”).

The Offer expired at 12:00 p.m., Eastern Time, on November 7, 2023 (the “Expiration Time”). The depositary and exchange agent for the Offer has advised the Company that, as of the Expiration Time, a total of 69,250,307 shares of Hostess Brands Common Stock had been validly tendered and not validly withdrawn pursuant to the Offer, which represented approximately 52.10% of the aggregate voting power of Hostess Brands Common Stock outstanding immediately after the consummation of the Offer, and an additional 22,117,606 Hostess Brands shares were tendered pursuant to guaranteed delivery procedures, representing approximately an additional 16.64% of the aggregate voting power of the Hostess Brands shares outstanding immediately after the consummation of the Offer. On November 7, 2023, Purchaser irrevocably accepted for exchange all shares of Hostess Brands Common Stock validly tendered and not validly withdrawn pursuant to the Offer.

On November 7, 2023, pursuant to the terms of the Merger Agreement, Purchaser merged with and into Hostess Brands, with Hostess Brands surviving as a wholly owned subsidiary of the Company (the “Merger”), in accordance with Section 251(h) of the Delaware General Corporation Law (the “DGCL”). In the Merger, each then-outstanding share of Hostess Brands Common Stock, other than shares held in treasury, by the Company, Hostess Brands or their respective subsidiaries and shares held by stockholders who have validly exercised their appraisal rights under the DGCL, were cancelled and converted into the right to receive the Offer Consideration.

Additional Information

The foregoing descriptions of the Offer, the Merger and the Merger Agreement in this Item 2.01 do not purport to be complete and are qualified in their entirety by the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on September 12, 2023, and is incorporated by reference herein.

Item 8.01	Other Events.

On November 7, 2023, the Company issued a press release announcing the expiration and results of the Offer and the consummation of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

Financial statements of the acquired business are not included in this Current Report on Form 8-K. Such financial statements will be filed by amendment not later than 71 calendar days after the date that this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

Pro forma financial information relative to the acquired business is not included in this Current Report on Form 8-K. Such pro forma financial information will be filed by amendment not later than 71 calendar days after the date that this Current Report on Form 8-K is required to be filed.

(d) Exhibits

Exhibit

2.1	Agreement and Plan of Merger, dated as of September 10, 2023, by and among the Company, Purchaser, and Hostess Brands (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on September 12, 2023).

99.1	Press release issued by the Company, dated November 7, 2023.*

104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL.

*	Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE J. M. SMUCKER COMPANY
Date: November 7, 2023
	By:	/s/ Jeannette L. Knudsen
		Name:	Jeannette L. Knudsen
		Title:	Chief Legal Officer and Secretary